                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                             GARAN INCORPORATED
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            [LOGO]
                                            , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 3, 2000

                            ------------------------

    PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of GARAN, INCORPORATED, a Virginia corporation, will be held on March 3, 2000, at 2 o'clock p.m., at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, for the following purposes:

    1. To elect three directors to the Board of Directors for a term of three years each;

    2. To ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2000; and

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on January 20, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                                                      MARVIN S. ROBINSON

                                                                SECRETARY

New York, New York

January 27, 2000

    PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     [LOGO]

                            [LOGO]
                                            , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Garan, Incorporated ("Company") of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on March 3, 2000. The Company's Annual Report for the fiscal year ended September 30, 1999, a Notice of Annual Meeting, and a Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by giving written notice of such revocation to Marvin S. Robinson, Secretary, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118.

    Only holders of Common Stock of record at the close of business on January 20, 2000, are entitled to vote at the meeting. On that date there were 5,320,337 outstanding shares of Common Stock, each share having one vote. Action may be taken at the meeting if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

    The Company's executive offices are located at 350 Fifth Avenue, New York, New York 10118.

    The Company's Annual Report, this Proxy Statement, and the Notice of Annual Meeting and Proxy accompanying this Proxy Statement will be mailed to shareholders on January 28, 2000.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of nine directors divided into three classes of three directors each. Three directors are to be elected at the meeting for a term of three years each. The election of each nominee requires the affirmative vote of the holders of a plurality of the votes cast in person or by proxy. It is intended that votes will be cast pursuant to the Proxies hereby solicited for the nominees named on the next page, each of whom is presently a director of the Company, unless authority to vote for the election of one or more directors shall have been withheld. Votes that are withheld will not be included in determining the number of votes cast. If at the time of the election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, it is intended that the Proxies will be voted for such substitute nominee or nominees as may be selected by the Nominating Committee of the Board of Directors.

    Pursuant to the Company's By-laws, the Board of Directors has nominated the following persons selected by the Nominating Committee to be elected at the Annual Meeting as directors of the Company:

                                                                                      SERVED AS   SERVED AS
                                                               TERM TO                DIRECTOR     OFFICER
           NAME                   PRINCIPAL OCCUPATION        EXPIRE IN      AGE        SINCE       SINCE
           ----                   --------------------        ----------   --------   ---------   ---------
Stephen J. Donohue.........  Regional Manager/Executive Vice    2003             55      1993
                               President, Capital Factors,
                               Inc.
Jerald Kamiel..............  President (Chief Operating         2003             56      1979        1979
                               Officer) of the Company
William J. Wilson..........  Vice President--Finance and        2003             59      1982        1982
                               Administration of the Company

    Jerald Kamiel and William J. Wilson have occupied positions with the Company for more than the past five years. Stephen J. Donohue has been the Regional Manager/Executive Vice President of Capital Factors, Inc. for more than the past five years.

    Each of the directors named below will continue in office after the Annual Meeting until his term expires in the year indicated:

                                                                                       SERVED AS   SERVED AS
                                                                 TERM                  DIRECTOR     OFFICER
           NAME                   PRINCIPAL OCCUPATION        EXPIRES IN      AGE        SINCE       SINCE
           ----                   --------------------        -----------   --------   ---------   ---------
Rodney Faver...............  Employee (Vice President--         2001              61      1986
                               Manufacturing) of the
                               Company
Richard A. Lichtenstein....  President, Marathon                2002              46      1989
                               Communications Incorporated
Seymour Lichtenstein.......  Chairman of the Board (Chief       2002              73      1948        1948
                               Executive Officer) of the
                               Company
Frank Martucci.............  President, Millcross Fund          2001              52      1993
                               Management, Inc.
Perry Mullen...............  Retired                            2001              77      1961
Marvin S. Robinson.........  Vice President--General            2002              66      1983        1980
                               Counsel and Secretary of the
                               Company; Attorney

    Rodney Faver, Seymour Lichtenstein, and Marvin S. Robinson have occupied positions with the Company for more than the past five fiscal years.
Mr. Robinson also has been a practicing attorney for more than the past five fiscal years as a member of Tannenbaum Dubin & Robinson, LLP, the law firm which has been counsel to the Company for more than the last five fiscal years. The Company intends to continue such firm as counsel for the current fiscal year. Mr. Robinson is also the Secretary of Industri-Matematik International Corp., a NASDAQ listed computer software company which is not engaged in business with the Company. Richard A. Lichtenstein, the son of Seymour Lichtenstein, has been the President and sole shareholder of Marathon Communications Incorporated, a political consulting firm, for more than the past five fiscal years. Frank Martucci has been the President of Millcross Fund Management, Inc., a private investment company, for more than the past five fiscal years. Perry Mullen occupied a position with the company until his retirement in 1989, and was a Consultant to the Company from 1990 through 1995. He was an officer of the Company from 1961 to 1989.

    The executive officers of the Company include Messrs. Kamiel, S. Lichtenstein, Robinson, and Wilson and Alexander J. Sistarenik, who has been the Company's Treasurer since 1990. Mr. Sistarenik is 53 years old and has occupied a position with the Company for more than the past five fiscal years.

    It is anticipated that all executive officers will be re-elected after the 2000 Annual Meeting of Shareholders.

    During the fiscal year ended September 30, 1999, the Board of Directors met four times.

    On November 9, 1998, and again on November 12, 1999, the Board re-appointed an Audit Committee and a Compensation Committee each consisting of Messrs. Donohue, Martucci, and Robinson. Among other matters, the Audit Committee reviews the internally-prepared quarterly and annual financial statements, meets with the Company's independent certified public accountants, and recommends a firm of independent certified public accountants to the Company. Among other matters, the Compensation Committee deals with compensation of the principal officers of the Company and selects and/or designates individuals to participate in the Company's stock option plans and restricted stock plan. See "Compensation Committee Report on Executive Compensation" below. The Audit Committee and the Compensation Committee each met informally at various times through and after the end of the 1999 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Robinson, the Vice President--General Counsel and Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, the law firm which is counsel to the Company, was a member of the Compensation Committee during fiscal 1999.

NOMINATING COMMITTEE

    On November 12, 1999, the Board appointed a Nominating Committee consisting of Messrs. S. Lichtenstein and Robinson to select the management nominees for director. The Nominating Committee met one time. Nominations for directors also may be made by the Company's shareholders in compliance with certain procedures set forth in the Company's By-laws. These procedures include written notice to the Secretary of the Company not less than 45 days prior to the date of the Annual Meeting, provided that if less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made, notice by the shareholder must be delivered not later than the close of business on the 10th day following the earlier of (i) the day on which notice of the date of the Annual Meeting was mailed or (ii) the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of the Company's Common Stock which are beneficially owned by such person on the date of such shareholder notice, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (2) the number of shares of the Company's Common Stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of January 20, 2000, concerning the Common Stock of the Company beneficially owned by each nominee for director, each director continuing in office, each executive officer, and all officers and directors as a group:

                                                              AMOUNT AND NATURE OF
                                                                   BENEFICIAL
NAME OF BENEFICIAL OWNER                                         OWNERSHIP (1)       PERCENT
                                                              --------------------   --------
Stephen J. Donohue..........................................
Rodney Faver................................................        62,412(2)         1.2
Jerald Kamiel...............................................       160,175(3)         3.0
Richard A. Lichtenstein.....................................        34,022(4)          *
Seymour Lichtenstein........................................       722,650(5)         13.6
Frank Martucci..............................................
Perry Mullen................................................         7,446             *
Marvin S. Robinson..........................................         5,956             *
Alexander J. Sistarenik.....................................        15,680(6)          *
William J. Wilson...........................................        72,425(7)         1.4
All officers and directors as a group (ten persons).........     1,080,766            20.1

------------

*   Less than 1%

(1) Beneficial ownership is based upon 5,320,337 shares of Common Stock outstanding at January 20, 2000. In computing the number of shares beneficially owned and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of Common Stock which may be acquired presently or within 60 days after January 20, 2000, by exercise of options are included.

(2) Includes 22,690 shares awarded pursuant to the Restricted Stock Plan (see footnote 1, page 6).

(3) Includes 20,000 shares subject to options exercisable currently and 44,775 shares awarded pursuant to the Restricted Stock Plan (see footnote 1, page 6).

(4) Includes 2,596 shares owned by Richard A. Lichtenstein's wife and 1,160 shares held by Mr. Lichtenstein as custodian for his children.

(5) Includes 65,670 shares awarded pursuant to the Restricted Stock Plan (see footnote 1, page 6), 19,200 shares owned by The Lichtenstein Foundation, Inc., a charitable foundation of which Seymour Lichtenstein is president and a director, 100 shares owned by Mr. Lichtenstein's wife as custodian for their son, 4,012 shares owned by Mr. Lichtenstein's wife, and 12,500 shares subject to options exercisable currently by Mr. Lichtenstein's wife.

(6) Includes 10,380 shares subject to options exercisable currently.

(7) Includes 17,000 shares subject to options exercisable currently and 26,865 shares awarded pursuant to the Restricted Stock Plan (see footnote 1, page 6).

    Except for Seymour Lichtenstein, whose mailing address is 350 Fifth Avenue, New York, New York 10118, as of January 20, 2000, the Company knows of no beneficial owner of more than 5% of its outstanding shares, except as follows (1):

                                         AMOUNT AND NATURE
                                           OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP         PERCENT
------------------------------------    -------------------    --------
DePrince, Race & Zollo Inc.                      472,100(2)     8.9
201 South Orange Avenue
Orlando, Florida 32801
David A. Dorsky, Karen A. Dorsky,                378,747(3)     7.1
  and Noah P. Dorsky
379 West Broadway
New York, New York 10012
Lord, Abbett & Company                           372,264(2)     7.0
767 Fifth Avenue
New York, New York 10153
Royce & Associates, Inc.                         357,200(2)     6.7
1414 Avenue of the Americas
New York, New York 10019
Franklin Resources, Inc.                         355,000(2)     6.7
777 Mariners Island Boulevard
San Mateo, California 94404
Dimensional Fund Advisors, Inc.                  315,142(2)     5.9
1299 Ocean Avenue
Santa Monica, California 90401
Private Capital Management, Inc.                 278,200(2)     5.2
3003 Tamiami Trail North
Naples, Florida 34103

------------

(1) The information in the table excludes Cede & Company, holder of record on January 20, 2000, in its capacity as nominee for the Depository Trust Company, of 3,710,884 shares, which constitute 69.7% of the outstanding Common Stock.

(2) As described in filings with the Securities and Exchange Commission and supplemented by other information available to the Company, these registered owners are registered investment advisors which hold such shares for the benefit of registered investment companies and other institutional accounts.

(3) David A. Dorsky, Noah P. Dorsky, and Karen A. Dorsky own beneficially 52,318, 71,790, and 20,788 shares, respectively, as to which each has sole dispositive power. As Trustees of certain trusts David A. Dorsky and Noah P. Dorsky share dispositive power over an additional 90,000 shares, and with Karen A. Dorsky as Trustees of certain other trusts and as directors of the Dorsky Foundation they share dispositive power over an additional 143,851 shares.

    Seymour Lichtenstein may be deemed to be a "control person" of the Company as that term is defined by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                                          AWARDS
                                                                                --------------------------
                                                                                 RESTRICTED    SECURITIES
              NAME AND                          ANNUAL COMPENSATION             STOCK AWARDS   UNDERLYING         ALL OTHER
         PRINCIPAL POSITION              YEAR     BASE SALARY ($)   BONUS ($)      ($)(1)      OPTIONS (#)   COMPENSATION ($)(2)
         ------------------              ----     ---------------   ---------   ------------   -----------   -------------------
Seymour Lichtenstein(3)..............    1999         550,000        820,000      1,756,672                         45,000
Chairman                                 1998         530,000        670,000                                        45,000
                                         1997         530,000        445,000                                        45,000

Jerald Kamiel........................    1999         375,000        755,000      1,197,731      40,000              8,930
President                                1998         345,000        605,000                                         8,930
                                         1997         345,000        455,000                                        16,930

William J. Wilson....................    1999         225,000        415,000        718,639      20,000             19,854
Vice President--                         1998         205,000        350,000                                        10,717
Finance and Administration               1997         205,000        270,000                                        10,615

Marvin S. Robinson(4)................    1999         200,000
Vice President--                         1998         200,000
General Counsel and Secretary            1997         200,000

Alexander J. Sistarenik..............    1999         170,000        110,000                     12,500
Treasurer                                1998         160,000        100,000
                                         1997         160,000         80,000

------------

(1) During fiscal 1999, with the consent of the participants (Messrs. S. Lichtenstein, Kamiel, Wilson, and Rodney Faver, an employee and director of the Company), the Company terminated its Supplemental Executive Retirement Plan ("SERP")(see page 8) effective January 1, 1999, and on May 7, 1999, adopted a Restricted Stock Plan. In lieu of the SERP benefits given up, at the recommendation of the Compensation Committee the Company awarded
    65,670 shares, 44,775 shares, 26,865 shares, and 22,690 shares to Messrs. S. Lichtenstein, Kamiel, Wilson, and Faver, respectively, pursuant to the Restricted Stock Plan. The market value on the date of the award is shown in the foregoing table. The restricted shares vest at the rate of 20% per year as long as the recipient is employed by the Company, provided that in the event a participant's employment with the Company is terminated by the Company for cause prior to May 7, 2004, all of such shares shall be forfeited. The vesting will be accelerated on the death or disability of the participant or in the event of a change of control of the Company. The participants are entitled to vote and receive dividends on the restricted shares, and as of September 30, 1999, the value of the restricted shares held by Messrs. S. Lichtenstein, Kamiel, Wilson, and Faver was $2,142,483, $1,460,748, $876,470, and $740,261 respectively.

(2) All Other Compensation consists of the cost of life insurance paid or to be paid by the Company pursuant to Employment Agreements with the named executive officer which is payable to such executive officer's designated beneficiary. The table excludes compensation payable to the executive officers pursuant to the Company's Retirement Plans including the SERP and SBRP described below.

(3) During fiscal 1999, 1998 and 1997, Mr. Lichtenstein's wife received $320,000, $290,000 and $270,000, respectively, in compensation from the Company. Mrs. Lichtenstein has been employed by the Company for the past 29 years and is currently its Vice President--Design. During fiscal 1997, Mrs. Lichtenstein also received 12,500 stock options from the Company, all of which are exercisable currently.

(4) The salary paid to Mr. Robinson represents part of the fees payable to the law firm, Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member. The aggregate fees paid to such firm, including Mr. Robinson's salary, were $320,985, $310,457, and $288,999 with respect to fiscal 1999, 1998, and 1997, respectively.

                         FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                      UNDERLYING               VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                                OF FISCAL YEAR END (#)        FISCAL YEAR END ($)(1)
                                              ---------------------------   ---------------------------
NAME                                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                          -----------   -------------   -----------   -------------
Jerald Kamiel...............................    20,000              0         312,500             0
Alexander J. Sistarenik.....................    10,880              0         170,000             0
William J. Wilson...........................    20,000              0         312,500             0

(1) Market value of the underlying securities at fiscal year-end, minus the exercise price.

No stock options were granted to any executive officer during fiscal 1999.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson, all executive officer-directors of the Company, and Rodney Faver, an employee-director of the Company, are parties to Employment Agreements with the Company, which agreements were last amended and restated as of October 1, 1996. Mr. Faver's Employment Agreement was amended further as of October 1, 1998. The term of the Employment Agreements with Messrs. Faver, Lichtenstein, and Wilson expire on September 30, 2000. The term of Mr. Kamiel's Employment Agreement expires on September 30, 2002, and will be extended each April 1 and October 1 for six months unless either party notifies the other of its or his intention to terminate the Employment Agreement at the end of the then existing term. Mr. Lichtenstein's Employment Agreement provides for a five-year consulting term after the expiration of his full time employment for a consulting fee equal to 66 2/3% of his last annual total compensation as a full time employee. The Employment Agreements provide that each individual shall be compensated at a rate at least equal to his base salary for fiscal 1997, and provide for a death benefit equal to 150% of his annual total compensation at the date of his death. The Employment Agreements also require the Company to provide each of those individuals with specified life insurance benefits. In addition to delineating the duties and responsibilities of the individual, each Employment Agreement provides that if the Company terminates the individual's employment and, as to Mr. Lichtenstein, his consulting arrangement, other than for "cause" as defined in his Employment Agreement, as to Messrs. Faver and Wilson, if his employment term ends and is not renewed, and, as to Mr. Kamiel, if his employment term is not extended, (a) the individual shall be entitled to receive a multiple of the individual's annual total compensation at the time of termination, (b) the individual shall continue to receive certain fringe benefits for a period specified in his Employment Agreement, and (c) Mr. Kamiel can terminate his employment. The Employment Agreements also provide that each individual has the right to terminate his employment within six months of a "change in control" of the Company, as such term is defined in his Employment Agreement, and, as to Mr. Kamiel, if he is not made chief executive officer of the Company within six months after a vacancy occurs, and receive a lump sum payment equal to
2.99 times his average annual total compensation from the Company over the previous five years. Pursuant to the Employment Agreements, if an individual's employment is terminated by the Company, the Company has the option to invoke certain covenants of non-competition.

COMPENSATION PURSUANT TO RETIREMENT PLANS

    Effective September 28, 1981, the Company adopted three defined benefit pension plans for its employees which provide upon retirement (a) in the case of certain employees, benefits related to an employee's compensation and years of service to the Company and (b) in the case of hourly employees, benefits related to years of service to the Company. Seymour Lichtenstein, Marvin S. Robinson, and William J. Wilson are the Trustees of each pension plan. The maximum pension benefit payable to an employee on the Company's management payroll including the executive officers based on 30 years of covered service (subject to limitations set forth in the Internal Revenue Code of 1986, as amended) will equal 45% of the average of his or her 60 highest consecutive months' compensation during the 120 months before the earlier of his or her retiring or attaining the maximum retirement age less an amount equal to 60% of his or her primary Social Security benefit.

    Contributions under the Company's pension plans are computed on an actuarial basis. Although the executive officers other than Seymour Lichtenstein (who, under applicable law, received his pension benefit in September, 1996) are participants in a Company pension plan, the amount of contribution or accrual in respect of a specified person cannot readily be separately calculated by the actuaries for the plans.

    The maximum annual benefits payable pursuant to the Company's pension plans for employees retiring on and after October 1, 1987, are limited by the Tax Reform Act of 1986 to $90,000 subject to increase as provided in that Act and limitations for retirements prior to the Social Security retirement age. (For 1999, the maximum amount was $130,000.) Additional limits imposed by the Revenue Reconciliation Act of 1993 ("RRA 93") affect the benefits payable pursuant to the Company's pension plans after September 30, 1994. The Company adopted, effective April 1, 1989, a Supplemental Executive Retirement Plan ("SERP") for certain executive employees which restored pension benefits limited by the legislation referred to in the two previous sentences and any future legislation. The Company terminated the SERP effective January 1, 1999, and replaced it with the Garan, Incorporated 1999 Restricted Stock Plan (see footnote 1, page 6). The participants in the SERP were Messrs. Faver, Kamiel, S. Lichtenstein, and Wilson, all of whom were granted restricted stock awards under the new plan. The Company elected to purchase annuity contracts to fund substantially all of its obligations to participants in the SERP and to reimburse the participants for the current tax recognition resulting from such purchases. As a result, the restored pension benefit was calculated on an after-tax basis. As a result of RRA 93, the Company adopted, effective
January 1, 1995, a Supplemental Benefit Retirement Plan ("SBRP") for all Company employees, excluding the former SERP participants, whose benefits are impacted by such legislation. The SBRP benefits are funded without current tax recognition to the participants, who include Messrs. Robinson and Sistarenik.

    The following table is illustrative of the amount of annual retirement benefits based upon compensation payable pursuant to the Company's pension plan on retirement of an employee at age 65:

HIGHEST FIVE-YEAR                    ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
AVERAGE ANNUAL COMPENSATION         PRIOR TO REDUCTION FOR SOCIAL SECURITY BENEFIT
                                    ----------------------------------------------
                                       15          20          25           30
                                    -------     -------     --------     --------
$100,000........................    $22,500     $30,000     $ 37,500     $ 45,000
 200,000........................     45,000      60,000       75,000       90,000
 300,000........................     67,500      90,000      112,500      135,000*
 400,000........................     90,000     120,000      150,000*     180,000*
 500,000........................    112,500*    150,000*     187,500*     225,000*
 600,000........................    135,000*    180,000*     225,000*     270,000*

------------

    * Pursuant to the Tax Reform Act of 1986, the maximum annual benefit payable pursuant to the Company's pension plan for salaried employees retiring on and after October 1, 1987, is $90,000 subject to increase as provided in that Act. (For 1999, the maximum amount was $130,000.) In addition, that Act provides (a) that the maximum annual benefit may be increased by benefits accrued prior to October 1, 1987, and
      (b) limitations for retirements prior to the Social Security retirement age. The Company's SERP provided a benefit for certain executive employees equal to the annual retirement benefit described in the first paragraph of this section which is in all cases offset by 60% of a participant's primary Social Security benefit and by the benefit payable under the applicable pension plan. The Company's SBRP provides a benefit for other employees restoring benefits impacted by RRA 93.

      The current years of credited service of the individuals set forth in the table on page 6 are: Jerald Kamiel, 30; Marvin S. Robinson, 18; Alexander J. Sistarenik, 27; and William J. Wilson, 27. The maximum credited service which may be accrued is 30 years.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely on the Company's review of such forms furnished to the Company and representations from certain reporting persons, other than Perry Mullen, who did not file until November, 1999, a Form 5 reporting transactions in Company Stock in the month of September, 1999, the Company believes that there was compliance with all filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph should not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

    The principal policy of the Compensation Committee in making compensation recommendations has been and is to relate the financial interests of the executive officers of Garan, Incorporated ("Company"), including the Company's principal officers, Jerald Kamiel, Seymour Lichtenstein (the Company's Chief Executive Officer), and William J. Wilson, to the operating results of the Company and shareholder value, which are considered to reflect the performance by the executive officers. In evaluating operating results, the Committee takes into account conditions impacting on the Company's operations and growth, and in assessing shareholder value, the Committee primarily takes into account dividends and book value as well as market value.

    The Compensation Committee has continued the Company's policy of maintaining annual base compensation at what the Committee believes are somewhat below competitive levels to permit reliance on bonuses to reflect officer performance, although the Compensation Committee uses total cash compensation (base compensation plus bonus) on a year-to-year basis for comparison with the Company's operating results and shareholder value in the same years. Based upon the foregoing, the Committee recommends an increase in the total cash compensation of Messrs. Kamiel, Lichtenstein, and Wilson in 1999, over their 1998 levels to reflect on a year-to-year basis the level of performance underlying the improvement in operating results achieved, the continued quarterly and extra cash dividends and increase in book value during 1999, and the market price of the Company's Common Stock.

    The Compensation Committee recommends to the Board of Directors that the Company's principal officers receive bonuses and total cash compensation for fiscal 1999 and base compensation for fiscal 2000 as follows:

                                            1999     1999 TOTAL CASH    2000 BASE
                                           BONUS      COMPENSATION     COMPENSATION
                                          --------   ---------------   ------------
Jerald Kamiel...........................  $755,000     $1,130,000        $375,000
Seymour Lichtenstein....................   820,000      1,370,000         550,000
William J. Wilson.......................   415,000        640,000         225,000

    The Company, with the agreement of the executives affected, terminated its SERP (Supplemental Executive Retirement Plan) effective January 1, 1999, and adopted on May 7, 1999, a Restricted Stock Plan. The Compensation Committee recommended to the Board of Directors that in lieu of the SERP benefit given up, the Company grant awards of restricted stock to the affected executives as follows: Jerald Kamiel, 44,775 shares, Seymour Lichtenstein, 65,670 shares, and William J. Wilson, 26,865 shares.

November 12, 1999

                                                 /s/ STEPHEN J. DONOHUE
                                        ----------------------------------------

                                                   Stephen J. Donohue

                                                   /s/ FRANK MARTUCCI
                                        ----------------------------------------

                                                     Frank Martucci

                                                 /s/ MARVIN S. ROBINSON
                                        ----------------------------------------

                                                   Marvin S. Robinson

                               SHAREHOLDER RETURN

    Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the S&P Textiles (Apparel Manufacturers) Index and the AMEX Market Value Index for the period commencing September 30, 1994, and ending September 30, 1999.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
   GARAN, INCORPORATED COMMON STOCK, THE S&P TEXTILES (APPAREL MANUFACTURERS)
                                   INDEX, AND
                          THE AMEX MARKET VALUE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


         Garan, Incorporated                  S&P Textiles  AMEX Market
                Common Stock  (Apparel Manufactured) Index  Value Index
9/30/94               100.00                        100.00       100.00
9/30/95               114.00                         97.00       137.00
9/30/96               118.00                        131.00       161.00
9/30/97               174.00                        172.00       222.00
9/30/98               217.00                        117.00       221.00
9/30/99                  268                            94          358

COMPENSATION OF DIRECTORS

    Stephen J. Donohue, Richard A. Lichtenstein, and Perry Mullen each receives annual compensation of $12,500 plus reimbursement of related travel expenses for his services as a director. Marvin S. Robinson is paid for his services as a director at his usual billing rates for legal services. In lieu of compensation to Frank Martucci, the Company makes donations to charities suggested by him. The directors who are full time employees of the Company (Rodney Faver, Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson) do not receive separate compensation for their services as directors.

                            RATIFICATION OF AUDITORS

    The Board of Directors, acting upon the recommendation of its Audit Committee, has selected, subject to the ratification of shareholders, Citrin Cooperman & Company, LLP to be the Company's independent certified public accountants for the fiscal year ending September 30, 2000. Robbins, Greene, Horowitz, Lester & Co., LLP, which had audited the Company's consolidated financial statements for many years prior to January 1, 1997, merged with Citrin Cooperman & Company, LLP on that date. Citrin Cooperman & Company, LLP has audited the Company's consolidated financial statements since January 1, 1997, and the Board of Directors considers them well qualified. The selection of Citrin Cooperman & Company, LLP will be ratified if a majority of the votes cast are voted in favor of ratification. Abstentions will not be treated as votes cast. It is intended that votes pursuant to the Proxies hereby solicited will be cast to ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending
September 30, 2000, unless a Proxy directs otherwise. No member of the firm of Citrin Cooperman & Company, LLP will be present and, accordingly, available to answer questions at the Company's Annual Meeting on March 3, 2000.

                                 OTHER MATTERS

    The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the Proxy holders to vote in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 2001 Annual Meeting must be received by the Company at its executive offices, 350 Fifth Avenue, New York, New York 10118, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by September 30, 2000. See "Nominating Committee" for a discussion of provisions for shareholder nominations to the Board of Directors.

                       EXPENSE OF SOLICITATION OF PROXIES

    The cost of this solicitation of Proxies will be borne by the Company. The Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone. The Company has engaged D.F. King & Co., Inc. which will provide, among other services, assistance in the solicitation of proxies for a fee of approximately $13,000. The Company reimburses banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

                      By Order of the Board of Directors,

                                                    MARVIN S. ROBINSON

                                                               SECRETARY

New York, New York

January 27, 2000

                        GARAN, INCORPORATED

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             MARCH 3, 2000

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints SEYMOUR LICHTENSTEIN and MARVIN S. ROBINSON, or either of them, with power of substitution, as attorneys and proxies to appear and to vote all the shares of stock standing in the name of the undersigned at the Annual Meeting of Shareholders of GARAN, INCORPORATED to be held at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, on March 3, 2000 at 2:00 p.m., Eastern Standard Time, and at any and all adjournments thereof, as specified on the reverse.

___________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
        PROMPTLY IN THE ENCLOSED ENVELOPE.
___________________________________________________

_________________________________________________________________________

Please date and sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
____________________________________________________________________________

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

_________________________________      _______________________________
_________________________________      _______________________________
_________________________________      _______________________________

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------------------------
            GARAN, INCORPORATED
-------------------------------------------



Mark box at right if an address change or comment has been noted on the reverse
side of this card.                                                          / /

CONTROL NUMBER:
RECORD DATE SHARES:












     Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


------------Shareholder sign here------------------Co-owner sign here-----------

DETACH CARD


1.   Election of Directors                                       With-
     Nominees (for a term of three years each):                  hold
                                                        For All  From    For All
                                                       Nominees  All     Except
          (01) Stephen J. Donohue                        / /      / /      / /
             (02) Jerald Kamiel                          / /      / /      / /
          (03) William J. Wilson                         / /      / /      / /

     Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                         For    Against  Abstain

2.   Ratification of selection of auditors for the        / /      / /      / /
     fiscal year ending September 30, 2000

3. In their discretion, the Proxies are authorized to vote upon any other business which may properly come before the meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED WITH RESPECT TO THE PROPOSALS REFERRED TO IN ITEMS 1 AND 2 ABOVE, BUT IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR REFERRED TO IN
     ITEM 1 AND FOR THE PROPOSAL REFERRED TO IN ITEM 2.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated January 27, 2000.

                                                                     DETACH CARD